Exhibit No. 15

January 25, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

RE:              Regis Corporation Registration Statements on Form S-3 (File Nos. 333-160438, 333-125631, 333-100327, 333-102858, 333-116170, 333-87482, 333-51094, 333-78793, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200), and Form S-8 (Nos. 333-170517, 333-163350, 333-123737, 333-88938, 33-44867 and 33-89882)

Commissioners:

We are aware that our report dated November 9, 2012, except for the effects of the restatement discussed in Note 2 to the interim condensed consolidated financial statements, as to which the date is January 25, 2013, on our review of the interim financial information of Regis Corporation for the three month periods ended September 30, 2012 and 2011 and included in the Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2012, is incorporated by reference in the above referenced registration statements.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota